FOR IMMEDIATE RELEASE	CONTACT:	Lisa Miles 703.251.8637
lisamiles@maximus.com
Date: August 3, 2017

MAXIMUS Reports Third Quarter Results
- Raises Full-Year Earnings Guidance for Fiscal Year 2017 -

(RESTON, Va. - August 3, 2017) - MAXIMUS (NYSE: MMS), a leading provider of government services worldwide, today reported financial results for the three and nine months ended June 30, 2017.

Highlights for the third quarter of fiscal year 2017 include:

•	Revenue of $600.4 million

•	Diluted earnings per share of $0.86 compared to $0.79 for the same period last year

•	Strong cash flow with cash from operations of $115.2 million and free cash flow of $109.1 million

•	Year-to-date signed contract awards of $1.8 billion and contracts pending (awarded but unsigned) of
$259.8 million at June 30, 2017

•	Sales pipeline of $3.3 billion at June 30, 2017

•	Updated fiscal 2017 diluted earnings per share guidance to range between $3.05 and $3.15

For the third quarter of fiscal 2017, revenue decreased 3% to $600.4 million compared to $617.1 million reported for the same period last year. The decline was principally due to foreign currency impacts and the expected wind down of a subcontract in the U.S. Federal Services Segment. On a constant currency basis, revenue would have declined 1%.

Total company operating margin for the third quarter of fiscal 2017 was 13.6%.

For the third quarter of fiscal 2017, net income attributable to MAXIMUS totaled $56.9 million (or $0.86 of diluted earnings per share). Better-than-expected diluted earnings per share were primarily due to benefits for research and development tax credits in the United States and Canada. During the third quarter, the Company recorded tax credits of $3.7 million (or $0.06 of diluted earnings per share) related to tax returns for years prior to fiscal year 2017. In addition, the Company had favorable results of approximately $0.01 of diluted earnings per share principally due to other income and the gain on sale of the K-12 education business. The remainder of the over-delivery was attributable to performance. This compares to fiscal 2016 third quarter diluted earnings per share of $0.79, which included a $0.06 gain on the sale of the K-12 education business that was partially offset by $0.02 of legal expenses.

1891 METRO CENTER DRIVE | RESTON, VIRGINIA 20190 | 703.251.8500 | MAXIMUS.COM

Health Services Segment
Health Services Segment revenue for the third quarter of fiscal 2017 was $335.1 million, which is comparable to the $333.7 million reported for the same period last year. Growth from existing contracts and improved service delivery in the United Kingdom was offset by foreign currency translation and work that ended, including a previously disclosed contract that the Company chose not to rebid. On a constant currency basis, segment revenue growth would have been 3%. Both revenue and operating income were impacted by approximately $4 million due to a pending change order where the Company has been performing the additional scope of work and costs were incurred, but revenue is expected to be recorded in future quarters.

Operating margin for the third quarter of fiscal 2017 was 15.4% compared to 15.1% reported for the prior-year period.

U.S. Federal Services Segment
U.S. Federal Services Segment revenue for the third quarter of fiscal 2017 decreased 12% to $131.6 million compared to $149.6 million reported for the same period last year. As previously disclosed, the lower revenue was largely due to the wind down of the Company's subcontract supporting a program with the U.S. Department of Veterans Affairs. This subcontract ended in April 2017. In addition, the segment continues to be impacted by the slowdown from the ongoing transition of the new administration in the U.S. Federal Government.

Operating margin for the third quarter of fiscal 2017 was 12.1% compared to 12.8% reported for the prior-year period. The prior-year period included approximately $3.5 million of non-recurring revenue and operating income that bolstered margin.

Human Services Segment
Human Services Segment revenue for the third quarter of fiscal 2017 was $133.8 million, which is unchanged from the $133.8 million reported for the same period last year. Organic growth was offset by the expected wind down of the Work Programme in the United Kingdom.

Operating margin for the third quarter of fiscal 2017 was 12.2% compared to 10.7% reported for the prior-year period.

Sales and Pipeline
Year-to-date signed contract awards at June 30, 2017 totaled $1.8 billion and contracts pending (awarded but unsigned) totaled $259.8 million.

The sales pipeline at June 30, 2017 was $3.3 billion (comprised of approximately $0.8 billion in proposals pending, $0.7 billion in proposals in preparation, and $1.8 billion in opportunities tracking). This compares to a pipeline of $3.3 billion at March 31, 2017.

Balance Sheet and Cash Flows
Cash and cash equivalents at June 30, 2017 totaled $104.4 million. For the three months ended
June 30, 2017, cash flows from operations totaled $115.2 million, with free cash flow of $109.1 million.

At June 30, 2017, Days Sales Outstanding (DSOs) were 64 and better than the Company’s expected range.

On May 31, 2017, MAXIMUS paid a quarterly cash dividend of $0.045 per share. On July 7, 2017, the Company announced a $0.045 per share cash dividend, payable on August 31, 2017 to shareholders of record on August 15, 2017.

1891 METRO CENTER DRIVE | RESTON, VIRGINIA 20190 | 703.251.8500 | MAXIMUS.COM

Outlook
MAXIMUS is reiterating its revenue guidance and continues to expect revenue to range between $2.425 billion and $2.475 billion for fiscal 2017 with a bias toward the bottom end of the range. Primarily due to the benefit from the research and development tax credits recorded in the third quarter, MAXIMUS is raising its fiscal 2017 earnings guidance and now expects GAAP diluted earnings per share to range between $3.05 and $3.15 for fiscal 2017. This compares to the Company's prior guidance of $3.00 to $3.10. The Company’s guidance does not include any future acquisitions or future legal expenses or recoveries.

"As governments seek solutions to manage aging populations, individuals with complex health needs and growing caseloads in a cost-effective and efficient way, the long-term macro environment continues to be favorable. Despite continued delays in certain markets, our core business remains strong. We are actively pursuing opportunities to build upon our stable portfolio. Management remains committed to achieving our long-term financial and operational objectives and drive shareholder value," commented MAXIMUS CEO Richard A. Montoni.

Conference Call and Webcast Information
MAXIMUS will host a conference call this morning, August 3, 2017, at 9:00 a.m. (ET). The call is open to the public and is available by webcast at http://investor.maximus.com or by phone at:

877.407.8289 (Domestic)/+1.201.689.8341 (International)

For those unable to listen to the live call, a replay will be available through August 17, 2017. Callers can access the replay by calling:

877.660.6853 (Domestic)/+1.201.612.7415 (International)
Replay conference ID number: 13666496

About MAXIMUS
Since 1975, MAXIMUS has operated under its founding mission of Helping Government Serve the People®, enabling citizens around the globe to successfully engage with their governments at all levels and across a variety of health and human services programs. MAXIMUS delivers innovative business process management and technology solutions that contribute to improved outcomes for citizens and higher levels of productivity, accuracy, accountability and efficiency of government-sponsored programs. With more than 18,000 employees worldwide, MAXIMUS is a proud partner to government agencies in the United States, Australia, Canada, Saudi Arabia and the United Kingdom. For more information, visit maximus.com.

Non-GAAP Measures
We utilize non-GAAP measures where we believe it will assist the user of our financial statements in understanding our business. The presentation of these measures is meant to complement, and not replace, other financial measures in this document. The presentation of non-GAAP numbers is not meant to be considered in isolation, nor as alternatives to revenue growth, cash flows from operations or net income as measures of performance. These non-GAAP measures, as determined and presented by us, may not be comparable to related or similarly titled measures presented by other companies.

In this press release, we use the non-GAAP measures of organic revenue growth, constant currency movement and free cash flow. A description of these measures, including a description of our use of these measures and our methodology for calculating them, is included in our most recent Annual Report on Form
10-K, filed with the Securities and Exchange Commission on November 21, 2016. We have included a reconciliation of free cash flow to cash flows from operations in this press release.

1891 METRO CENTER DRIVE | RESTON, VIRGINIA 20190 | 703.251.8500 | MAXIMUS.COM

Statements that are not historical facts, including statements about the Company’s confidence and strategies and the Company’s expectations about revenues, results of operations, profitability, future contracts, market opportunities, market demand or acceptance of the Company’s products are forward-looking statements that involve risks and uncertainties. These uncertainties could cause the Company’s actual results to differ materially from those indicated by such forward-looking statements and include reliance on government clients; risks associated with government contracting; risks involved in managing government projects; legislative changes and political developments; opposition from government unions; challenges resulting from growth; adverse publicity; and legal, economic, and other risks detailed in Exhibit 99.1 to the Company’s most recent Annual Report filed with the Securities and Exchange Commission, found on maximus.com.

1891 METRO CENTER DRIVE | RESTON, VIRGINIA 20190 | 703.251.8500 | MAXIMUS.COM

MAXIMUS, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2017	2016	2017	2016
Revenue	$600,447	$617,094	$1,830,058	$1,780,269
Cost of revenue	448,258	465,715	1,380,734	1,371,008
Gross profit	152,189	151,379	449,324	409,261
Less:
Selling, general and administrative expenses	68,308	69,706	202,302	199,916
Amortization of intangible assets	2,720	3,517	9,508	9,928
Restructuring costs	—	—	2,242	—
Acquisition-related expenses	—	—	—	575
Add:
Gain on sale of a business	650	6,453	650	6,453
Operating income	81,811	84,609	235,922	205,295
Less:
Interest expense	458	1,029	2,051	3,291
Add:
Other income, net	1,306	62	1,986	3,402
Income before income taxes	82,659	83,642	235,857	205,406
Provision for income taxes	24,871	30,892	78,643	76,433
Net income	57,788	52,750	157,214	128,973
Income attributable to noncontrolling interests	870	525	1,117	1,354
Net income attributable to MAXIMUS	$56,918	$52,225	$156,097	$127,619
Basic earnings per share attributable to MAXIMUS	$0.87	$0.79	$2.38	$1.94
Diluted earnings per share attributable to MAXIMUS	$0.86	$0.79	$2.36	$1.93
Dividends paid per share	$0.045	$0.045	$0.135	$0.135
Weighted average shares outstanding:
Basic	65,571	65,766	65,637	65,836
Diluted	66,082	66,194	66,023	66,200

1891 METRO CENTER DRIVE | RESTON, VIRGINIA 20190 | 703.251.8500 | MAXIMUS.COM

MAXIMUS, Inc.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	June 30, 2017	September 30, 2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$104,378	$66,199
Accounts receivable — billed and billable	376,972	444,357
Accounts receivable — unbilled	43,718	36,433
Income taxes receivable	11,569	17,273
Prepaid expenses and other current assets	52,902	56,718
Total current assets	589,539	620,980
Property and equipment, net	106,622	131,569
Capitalized software, net	27,370	30,139
Goodwill	397,386	397,558
Intangible assets, net	99,487	109,027
Deferred contract costs, net	17,048	18,182
Deferred compensation plan assets	27,148	23,307
Deferred income taxes	8,548	8,644
Other assets	10,347	9,413
Total assets	$1,283,495	$1,348,819
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$111,856	$150,711
Accrued compensation and benefits	85,662	96,480
Deferred revenue	67,498	73,692
Income taxes payable	7,713	7,979
Long-term debt, current portion	180	277
Other liabilities	12,541	11,617
Total current liabilities	285,450	340,756
Deferred revenue, less current portion	29,893	40,007
Deferred income taxes	24,731	16,813
Long-term debt	15,540	165,338
Deferred compensation plan liabilities, less current portion	28,668	24,012
Other liabilities	9,122	8,753
Total liabilities	393,404	595,679
Shareholders’ equity:
Common stock, no par value	478,120	461,679
Accumulated other comprehensive loss	(34,303)	(36,169)
Retained earnings	441,795	323,571
Total MAXIMUS shareholders’ equity	885,612	749,081
Noncontrolling interests	4,479	4,059
Total equity	890,091	753,140
Total liabilities and equity	$1,283,495	$1,348,819

1891 METRO CENTER DRIVE | RESTON, VIRGINIA 20190 | 703.251.8500 | MAXIMUS.COM

MAXIMUS, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2017	2016	2017	2016
Cash flows from operations:
Net income	$57,788	$52,750	$157,214	$128,973
Adjustments to reconcile net income to cash flows from operations:
Depreciation and amortization of property, equipment and capitalized software	13,449	13,387	43,416	39,246
Amortization of intangible assets	2,720	3,517	9,508	9,928
Deferred income taxes	14,335	(1,420)	8,614	(1,747)
Stock compensation expense	5,588	4,667	15,822	13,818
Gain on sale of a business	(650)	(6,453)	(650)	(6,453)

Change in assets and liabilities:
Accounts receivable — billed and billable	57,993	7,582	68,023	(27,469)
Accounts receivable — unbilled	(3,822)	(705)	(7,267)	(5,556)
Prepaid expenses and other current assets	(1,568)	(1,065)	5,944	4,378
Deferred contract costs	116	146	1,114	956
Accounts payable and accrued liabilities	(19,694)	(668)	(37,413)	(20,617)
Accrued compensation and benefits	4,590	4,237	(1,703)	(9,974)
Deferred revenue	(417)	(9,694)	(16,270)	(11,703)
Income taxes	(15,345)	21,632	5,370	(965)
Other assets and liabilities	166	(1,645)	375	(4,683)
Cash flows from operations	115,249	86,268	252,097	108,132

Cash flows from investing activities:
Purchases of property and equipment and capitalized software costs	(6,113)	(14,267)	(19,088)	(34,103)
Acquisition of businesses, net of cash acquired	—	(4,924)	—	(46,736)
Proceeds from the sale of a business	650	5,515	1,035	5,515
Other	267	171	485	381
Cash used in investing activities	(5,196)	(13,505)	(17,568)	(74,943)

Cash flows from financing activities:
Cash dividends paid to MAXIMUS shareholders	(2,917)	(2,920)	(8,754)	(8,780)
Repurchases of common stock	—	(2,197)	(28,858)	(33,335)
Tax withholding related to RSU vesting	—	—	(9,267)	(11,597)
Borrowings under credit facility	20,000	9,260	155,000	139,823
Repayment of credit facility and other long-term debt	(120,074)	(84,598)	(304,902)	(139,817)
Stock option exercises	370	205	370	205
Other	(80)	(533)	(1,225)	(533)
Cash used in financing activities	(102,701)	(80,783)	(197,636)	(54,034)

Effect of exchange rate changes on cash and cash equivalents	2,164	(2,154)	1,286	(3,218)

Net increase/(decrease) in cash and cash equivalents	9,516	(10,174)	38,179	(24,063)

Cash and cash equivalents, beginning of period	94,862	60,783	66,199	74,672

Cash and cash equivalents, end of period	$104,378	$50,609	$104,378	$50,609

1891 METRO CENTER DRIVE | RESTON, VIRGINIA 20190 | 703.251.8500 | MAXIMUS.COM

MAXIMUS, Inc.
SEGMENT INFORMATION
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,				Nine Months Ended June 30,
(Amounts in thousands)	2017	% (1)	2016	% (1)	2017	% (1)	2016	% (1)
Revenue:
Health Services	$335,090	100%	$333,699	100%	$1,024,813	100%	$956,169	100%
U.S. Federal Services	131,589	100%	149,601	100%	418,257	100%	445,077	100%
Human Services	133,768	100%	133,794	100%	386,988	100%	379,023	100%
Total	$600,447	100%	$617,094	100%	$1,830,058	100%	$1,780,269	100%

Gross Profit:
Health Services	$83,269	24.8%	$76,775	23.0%	$247,957	24.2%	$211,464	22.1%
U.S. Federal Services	33,627	25.6%	38,980	26.1%	107,774	25.8%	100,639	22.6%
Human Services	35,293	26.4%	35,624	26.6%	93,593	24.2%	97,158	25.6%
Total	$152,189	25.3%	$151,379	24.5%	$449,324	24.6%	$409,261	23.0%

Selling, general, and administrative expense:
Health Services	$31,716	9.5%	$26,345	7.9%	$89,737	8.8%	$77,312	8.1%
U.S. Federal Services	17,757	13.5%	19,861	13.3%	56,379	13.5%	55,821	12.5%
Human Services	18,925	14.1%	21,373	16.0%	55,827	14.4%	64,006	16.9%
Other (4)	(90)	NM	2,127	NM	359	NM	2,777	NM
Total	$68,308	11.4%	$69,706	11.3%	$202,302	11.1%	$199,916	11.2%

Operating income:
Health Services	$51,553	15.4%	$50,430	15.1%	$158,220	15.4%	$134,152	14.0%
U.S. Federal Services	15,870	12.1%	19,119	12.8%	51,395	12.3%	44,818	10.1%
Human Services	16,368	12.2%	14,251	10.7%	37,766	9.8%	33,152	8.7%
Amortization of intangible assets	(2,720)	NM	(3,517)	NM	(9,508)	NM	(9,928)	NM
Restructuring costs (2)	—	NM	—	NM	(2,242)	NM	—	NM
Acquisition-related expenses (3)	—	NM	—	NM	—	NM	(575)	NM
Gain on sale of a business	650	NM	6,453	NM	650	NM	6,453	NM
Other (4)	90	NM	(2,127)	NM	(359)	NM	(2,777)	NM
Total	$81,811	13.6%	$84,609	13.7%	$235,922	12.9%	$205,295	11.5%

(1)    Percentage of respective segment revenue. Percentages not considered meaningful are marked “NM.”

(2)	During the current fiscal year, we incurred costs in restructuring our United Kingdom Human Services business.

(3)	Acquisition-related expenses relate to the acquisitions of Assessments Australia and Ascend in December 2015 and February 2016, respectively.

(4)
Other costs and credits relate to SG&A balances that do not relate directly to segment business activities. During the three and nine months ended June 30, 2016, we incurred $2.1 million and $2.8 million, respectively, of legal costs related to a matter that occurred in fiscal year 2014. This matter was settled in the third quarter of fiscal 2017.

1891 METRO CENTER DRIVE | RESTON, VIRGINIA 20190 | 703.251.8500 | MAXIMUS.COM

MAXIMUS, Inc.
FREE CASH FLOW
(Non-GAAP measure)
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
(in thousands)	2017	2016	2017	2016
Cash flows from operations	$115,249	$86,268	$252,097	$108,132
Purchases of property and equipment and capitalized software costs	(6,113)	(14,267)	(19,088)	(34,103)
Free cash flow	$109,136	$72,001	$233,009	$74,029

-XXX-

1891 METRO CENTER DRIVE | RESTON, VIRGINIA 20190 | 703.251.8500 | MAXIMUS.COM